Exhibit 10.32

GUARANTEE AGREEMENT

RURAL CREDIT COOPERATIVE OF SHANDONG

GUARANTEE AGREEMENT
YISHUI RCC G2010 088#

The Creditor: (full name) Yishui Rural Credit Cooperative

The Guarantor: (full name)

1. Shandong Yinlian Guarantee Co., Ltd

2. Shandong Longkong Travel Development Co., Ltd

3. LI HONGWEI

To ensure the contract:  YISHUI RCC LOAN 2010,104# LOAN

CONTRACT(hereinafter referred Main Contract) signed between Yishui Underground Fluorescence Lake developing Co., Ltd (The Debtor) and Creditor to be carried out properly, the Guarantor would guarantee the debt between the Debtor and the Creditor under the Main Contract. All parties hereby agree and sign the contract under the state laws and regulations.

I.  The kind of the guaranteed creditor’s right and the amount.

The guaranteed creditor’s right is: short term working capital loan, the amount is: (in capital words) RMB: FIVE MILLION YUAN.

II.  The scope of the guarantee.

The scope of the guarantee including such items under the Main Contract: principal, interest, penalty interest, compound interest, penalty, damage compensation and lawsuit charge, legal service fee and other expenses occur to the Creditor to accomplish its right.

III.  Guarantee Type

The guarantee under the contract is a joint responsibility. If any more Guarantors involve in the Guarantee Contract, they shall take the joint responsibility together.

IV.  Period of Guarantee

1.  The period of the guarantee shall be TWO years starting from the date that the main debt term expired under the Main Contract.

2.  For accepting a documentary acceptance bill, Credit Guarantee , the period of the guarantee shall be TWO years starting from the date that the Creditor paid the fund for the Debtor.

3.  For discounting a commercial bill, the period of the guarantee shall be TWO years starting the date when bill expired.

4.  The Creditor and the debtor reach an contract of extending the debt term under the Main Contract, and the Guarantor agreed to continue the guarantee, in such event, the period of the guarantee shall be TWO years starting from the date when the debt term expired under the Agreement of extending of the debt term.

5.  The Main Contract is terminated in advance by Laws, Regulations, items under the Main Contract, the period of the guarantee shall be TWO years starting the date when the Main Contract is terminated.

V.  The Guarantor’s Undertaking

1.  Provide the Creditor the true, complete, valid financial statement and other related information and documents.

2.  The Guarantor shall take the responsibility if the debtor failed to fulfill the debt obligation under the Main Contract.

3.  The Guarantor failed to fulfill the guarantee obligation under the Contract, the Creditor shall withdraw the certain fund from the Guarantor’s any class account.

4.  Such events occur to the Guarantor, the Guarantor shall provide the Creditor a writing notice letter in 5 working days advance.

(1)  Subordinate relationship change, key officers change, articles of incorporation amending and company structure reform.

(2)  Business operation suspension, registration cancellation, license withdrawal.

(3)  Financial situation worsening, material tight business operating or involve a material lawsuit or arbitration.

(4)  Change business name, registration address, corporate representative, contact information, etc.

(5)  The matter that may affect the Creditor to accomplish its right occurs to the Guarantor.

5.  The Guarantor take such following actions, a writing notice letter shall be provided to the Creditor in 15 working days advance and obtained the writing consent from the Creditor.

(1)  The capital structure or the system of management is changed by Guarantor, including but not limited, operating in a contract, lease, shareholding reform, affiliation, merger, acquisition, split, joint venture, asset transfer, apply for suspension and reform, apply for dismiss, apply for bankrupt.

(2)  The Guarantor provided a Guarantee for a thirty party, a Guarantee, a pledge or a mortgage for himself or a third party with his major assets or property. It may affect him to carry out the guarantee obligation of the Contract.

6. The debtor provided a security for thing; the Guarantor shall agree to carry out the Guarantee obligation of the debt prior to the security for thing.

VI. Breach of faith

Both the Creditor and the Guarantor shall abide by the contract after it becomes effective. Otherwise, the party who breaks the contract shall take the sole responsibility of the compensation to another party.

VII. Solution of the dispute

Any dispute shall be resolve by the negotiation between the Creditor and the Guarantor, the following item 1 as an option:

1.  Lawsuit.  resolved by the court in Creditor’s business area

2.  Arbitration. Resolved by a arbitrator _______NULL______(full name) under the Arbitration Laws and Regulations.

The items of the Contract not in connection with the disputes shall be continued to carry on in the processing of the lawsuit or arbitration.

VIII. Other matters.
The Guarantor has received and reviewed the guaranteed Main Contract.

___________________________NULL__________________________

___________________________NULL__________________________

VIIII. Become effective.

The contract shall become effective after it is signed or sealed by all parties.

X. Total 2 duplicates for the contract, each party hold one, with the same laws enforcement.

XI. Note.

The Creditor reminds the Guarantor to acknowledge that all the items of the Contract shall be understood completely and correctly, the Creditor has provided the note for certain items of the contract as the guarantor requested. All parties agree to the rights and obligations under the Contract in common.

The Creditor: (sealed by) Yishui Rural Credit cooperative (sealed)

Signature:   /s/ WEI XIANCAI

The Guarantor: (sealed by) Shandong Yinlian Guarantee Co., Ltd (sealed)

Signature: /s/ LI CHANGZHENG

The Guarantor: (sealed by) Shandong Longkong Travel Development Co., Ltd

Signature: /s/ ZHANG SHANJIU

The Guarantor: (sealed by) LI HONGWEI

Signature: /s/ LI HONGWEI
___________________________________________________________

Date:  30-4-2010

In the place of: YISHUI RCC office.